EXHIBIT 10.2






                                                             EXECUTION COPY

                   EXCHANGE AND INDEMNIFICATION AGREEMENT

          EXCHANGE AND INDEMNIFICATION AGREEMENT, dated as of April 26, 1995 among Nabisco, Inc., a New Jersey corporation ("Nabisco"), Nabisco Holdings Corp., a Delaware corporation ("Holdings"), and RJR Nabisco, Inc., a Delaware Corporation ("RJRN").

          WHEREAS, Nabisco has issued an aggregate of $3,506,000,000 principal amount of Intercompany Debt (as hereinafter defined) which is held by RJRN or one of its wholly owned subsidiaries;

          WHEREAS, Nabisco and Holdings desire to reduce the Intercompany
Debt;

          WHEREAS, provisions in certain agreements and indentures under which debt of RJRN has been or may be issued currently limit the ability of Nabisco and Holdings to incur debt other than intercompany debt and debt maturing in less than one year;

          WHEREAS, in connection with the reduction of the Intercompany Debt, RJRN is seeking the removal of such limitations through replacement of its credit facilities, solicitations of consents to amendments to certain indentures under which certain of its debt was issued, redemption or repayment of certain of its debt and offers to exchange certain of its debt for debt which Nabisco will deliver in exchange for a portion of the Intercompany Debt and a capital contribution;

          WHEREAS, pursuant to the terms of the Corporate Agreement between Holdings and RJRN dated as of January 26, 1995 (the "Corporate Agreement"),
RJRN has the right to require the registration of the Intercompany Debt (or debt issued in exchange for such debt) under the Securities Act of 1933, as amended (the "Securities Act");

          WHEREAS, Nabisco has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (Registration No. 33-90224) (as the same may be amended or supplemented from time to time, the "Registration Statement") relating to the debt to be issued by Nabisco in exchange for a portion of the Intercompany Debt, which newly-issued Nabisco debt will be offered by RJRN in exchange offers (the "Exchange Offers") for certain RJRN debt with the Securities and Exchange Commission (the "Commission");

          WHEREAS, pursuant to the requirements of Form S-4, information concerning Nabisco and RJRN will be included or incorporated by reference into the Registration Statement;

          WHEREAS, the parties hereto acknowledge that the information included or incorporated by reference in the Registration Statement, the consent solicitation statement to be used in connection with the solicitation of consents and in related materials approved by RJRN or Nabisco has been furnished, in the case of information relating to Nabisco, by Nabisco and, in the case of information relating to RJRN and the Exchange Offers and related transactions described in the Registration Statement (the consent solicitations, the Exchange Offers and the related transactions being herein collectively referred to as the "Transactions"), by RJRN;

          WHEREAS, Nabisco and RJRN have agreed to indemnify Merrill Lynch, Pierce, Fenner, Smith Incorporated and Morgan Stanley & Co. Incorporated, as co-dealer managers and co-solicitation agents (the "Co-Dealer
Managers"), against certain liabilities which may arise under the Securities Act or otherwise in connection with the Transactions; and

          WHEREAS, the parties hereto desire to set forth their agreement with respect to the exchange of the Intercompany Debt and indemnification of each other for information in the documents used in connection with the Transactions in a manner consistent with the source of such information;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

          Section 1. Definitions. As used herein, the following terms shall
                     -----------
have the following meanings:

          "Agreement" means this Exchange and Indemnification Agreement, as amended from time to time.

          "Co-Dealer Managers" has the meaning ascribed to it in the ninth recital to this Agreement.

          "Commission" has the meaning ascribed to it in the sixth recital to this Agreement.

          "Consent Materials" has the meaning ascribed to it in Section 4(a)(iii) of this Agreement.

          "Corporate Agreement" has the meaning ascribed to it in the fifth recital to this Agreement.

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          "Exchange Date" means the sixth business day after the Expiration
Date.

          "Exchange Offers" has the meaning ascribed to it in the sixth recital to this Agreement.

          "Expiration Date" means May 25, 1995 or such later date to which the Exchange Offers may be extended by RJRN as described in the Registration Statement.

          "Intercompany Debt" means, collectively, Nabisco's Floating Rate Note due December 1, 1996 in the principal amount of $1.07 billion, the 8.375% Note and the 8.85% Note.

          "Nabisco" has the meaning ascribed to it in the preamble to this Agreement.

          "Nabisco Holdings" has the meaning ascribed to it in the preamble to this Agreement.

          "Nabisco Information" has the meaning ascribed to it in Section 3(a) of this Agreement.

          "New Notes" means, collectively, the notes listed on Annex I.

          "Offering Materials" has the meaning ascribed to it in Section 4(a) of this Agreement.

          "Registration Statement" has the meaning ascribed to it in the sixth recital to this Agreement.

          "RJRN" has the meaning ascribed to it in the preamble to this Agreement.

          "RJRN Information" has the meaning ascribed to it in Section 4(b) of this Agreement.

          "Securities Act" has the meaning ascribed to it in the fifth recital to this Agreement.

          "Transactions" has the meaning ascribed to it in the eighth recital to this Agreement.

          "8.375% Note" means Nabisco's 8.375% Note due December 1, 2001 in the principal amount of $1.47 billion.

          "8.85% Note" means Nabisco's 8.85% Note due December 1, 2006 in the principal amount of $966 million.

          Section 2. Debt Exchange and Repayment.   Subject to the terms
                     ----------------------------
and conditions set forth herein:


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


          (a) On the Exchange Date, (x) Nabisco will deliver to RJRN up to $1,917,650,000 aggregate principal amount of the series of New Notes set forth on Annex I hereto, and (y) RJRN will deliver to Nabisco an aggregate principal amount of the 8.375% Note and the 8.85% Note equal to the aggregate principal amount of the New Notes delivered by Nabisco to RJRN pursuant to clause (x). The principal amounts of the respective series of New Notes to be delivered by Nabisco pursuant to clause (x) above will be the amounts specified in writing by RJRN to Nabisco on or prior to the Exchange Date, it being understood that the principal amounts of each series of New Notes specified will be the principal amount of such series of New Notes which RJRN is obligated to deliver to holders of existing RJRN debt whose tenders in the Exchange Offers were accepted by RJRN. In satisfying its obligation pursuant to clause (y) above, RJRN will deliver the 8.85% Note and a principal amount of the 8.375% Note equal to the excess, if any, of the aggregate principal amount of the New Notes delivered pursuant to clause (x) above over the principal amount of the 8.85% Note. The deliveries contemplated by this Section 2(a) will consist of the following two transactions:

               (i) an exchange of the New Notes delivered pursuant to clause (x) above for the 8.85% Note and a principal amount of the 8.375% Note with a fair market value as of the Expiration Date (determined in the manner specified in Section 2(b) below) equal to the excess of the fair market value as of the Expiration Date of the New Notes delivered pursuant to clause (x) above over the fair market value as of the Expiration Date (determined in the manner specified in Section 2(b) below) of the 8.85% Note; and

               (ii) a capital contribution by RJRN to Nabisco through Nabisco Holdings of the portion of the 8.375% Note and the 8.85% Note delivered pursuant to clause (y) above that is not exchanged as provided in clause (i) above.

          (b) The fair market value of the New Notes, the 8.375% Note and the 8.85% Note as of the Expiration Date shall be determined by one or more independent financial advisors jointly selected by Nabisco and RJRN prior to the Expiration Date. Such financial advisors shall deliver their valuation to Nabisco and RJRN in writing no later than the fifteenth Business Day following the Expiration Date. In determining the value of the New Notes, the value of any unpaid interest that is payable with respect to periods prior to the Expiration Date shall be taken into account.


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          (c)  Concurrently with the deliveries, Nabisco will pay to RJRN an amount equal to the interest accrued and unpaid on the principal amount of Intercompany Debt delivered pursuant to Section 2(a) hereof through the Expiration Date.

          (d) On or after the date of such deliveries, in addition to their other rights, each of Nabisco and its subsidiaries and Holdings may
(i) repay, at par plus accrued interest to the date of repayment, some or all of its other debts to RJRN and its other subsidiaries, including the balance of the Intercompany Debt not satisfied pursuant to Section 2(a) hereof and (ii) purchase, at a price equal to par plus accrued interest to the date of purchase, some or all of the debt described in clause (i) above which has not been repaid. Payment shall be made by wire or intrabank transfer of immediately available funds to a bank account designated by RJRN. Such debt, including the Intercompany Debt shall be cancelled upon repayment, and the notes and other instruments evidencing such debt shall be annotated, endorsed, cancelled or replaced to reflect its repayment or purchase.

          Section 3.  Conditions.  The deliveries described in Section
                      ----------
2(a) and the repayments described in Section 2(b) are subject to the condition that all conditions to the consummation of the Transactions set forth in the Registration Statement on the date of this Agreement have been satisfied or waived by RJRN.

    Section 4. Indemnification.  (a) Nabisco agrees to indemnify and hold
               ---------------
RJRN harmless against any loss, damage, expense, liability or claim which,

          (i) with respect to any registration statement or any amendment thereto as Nabisco or RJRN may prepare, approve or authorize for use in connection with the Transactions, is caused by any untrue statement or alleged untrue statement of a material fact contained in such registration statement or which is caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

          (ii) with respect to any registration statement, prospectus, other offering materials or in any amendment or supplement to any of the foregoing in each case as Nabisco or RJRN shall prepare, approve or authorize for use in connection with the Transactions or in any press release issued or authorized by Nabisco or RJRN relating to the Transactions (all such

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


          materials referred to collectively herein as the "Offering Materials"), is caused by any untrue statement or alleged untrue statement of a material fact contained in such Offering Materials or which is caused by the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or

          (iii) with respect to any consent solicitation statement, other consent materials or in any amendment or supplement to any of the foregoing in each case as Nabisco or RJRN may prepare, approve or authorize for use in connection with the Transactions or in any press release issued or authorized by Nabisco or RJRN relating to the Transactions (all such material referred to collectively herein as the "Consent Materials"), is caused by any statement which, at the time and in the light of the circumstances under which it was made, was, or is alleged to have been, false or misleading with respect to any material fact or is caused by the omission or alleged omission to state therein a material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in such Consent Materials which has become false or misleading to the extent, in each case that such statements are contained or incorporated by reference in or omitted from the Nabisco Information (it being understood that whether information is required to be included or incorporated by reference or whether there has been an omission shall be determined without reference to any other information in the Registration Statement that is not Nabisco Information). Nabisco agrees to indemnify and hold RJRN harmless against, and reimburse RJRN for, any and all reasonable expenses (including reasonable legal fees and expenses) as such expenses are incurred by RJRN in connection with investigating, preparing for or defending against any such loss, damage, expense, liability or claim, whether or not resulting in any liability, whether or not RJRN is a named party in connection therewith and whether or not such loss, damage, expense, liability or claim results from action initiated or brought by or on behalf of Nabisco or Nabisco Holdings, and any amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever as set forth in this Section 4(a) if such settlement is effected with the prior written consent of Nabisco.

    "Nabisco Information" means the information which is included or incorporated by reference in the Registration Statement and is referred to under the caption "Nabisco

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


Information" on Schedule A hereto, as such Schedule may be amended, supplemented or otherwise modified from time to time in accordance with
Section 5 hereof (the "Schedule").

          (b) RJRN agrees to indemnify and hold Nabisco harmless against any loss, damage, expense, liability or claim which,

          (i) with respect to any registration statement or any amendment thereto as Nabisco or RJRN may prepare, approve or authorize for use in connection with the Transactions, is caused by any untrue statement or alleged untrue statement of a material fact contained in such or which is caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

          (ii) with respect to any Offering Materials, is caused by any untrue statement or alleged untrue statement of a material fact contained in such Offering Materials or which is caused by the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or

          (iii) with respect to any Consent Materials, is caused by any statement which, at the time and in the light of the circumstances under which it was made, was, or is alleged to have been, false or misleading with respect to any material fact or is caused by the omission or alleged omission to state therein a material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in such Consent Materials which has become false or misleading to the extent that such statements are contained or incorporated by reference in or omitted from the RJRN Information (it being understood that whether information is required to be included or incorporated by reference or whether there has been an omission shall be determined without reference to any other information in the Registration Statement that is not RJRN Information). RJRN agrees to indemnify and hold Nabisco harmless against, and reimburse Nabisco for, any and all reasonable expenses (including reasonable legal fees and expenses) as such expenses are incurred in connection with investigating, preparing for or defending against any such loss, damage, expense, liability or claim, whether or not Nabisco is a named party in connection therewith and whether or not such

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loss, damage, expense, liability or claim results from action initiated or brought by or on behalf of RJRN, and any amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever as set forth in this Section 4(b) if such settlement is effected with the prior written consent of RJRN.

          "RJRN Information" means the information which is included or incorporated by reference in the Registration Statement and is referred to under the caption "RJRN information" on the Schedule.

          (c) RJRN agrees to indemnify and hold harmless Nabisco to the same extent as the indemnity set forth in subsection (b) above in connection with all other matters for which Nabisco has agreed to indemnify and hold harmless the Co-Dealer Managers pursuant to the Fee Agreement.

          (d)  Promptly after receipt by a person indemnified under this
Section 4 of notice of any suit, action, proceeding or investigation with respect to which an indemnified party may be entitled to indemnification hereunder, such indemnified person shall notify the person against whom such indemnity may be sought in writing of the commencement or the written assertion thereof; but the omission so to notify such indemnifying person shall not relieve such indemnifying person from any liability which it may have to such indemnified person unless the indemnifying person has been materially prejudiced by such omission. Following such notification, such indemnifying person may elect in writing to assume the defense of such suit, action, proceeding or investigation and, upon such election, such indemnifying person shall not be liable for any legal costs subsequently incurred by such indemnified person (other than reasonable costs of investigation and providing evidence) in connection herewith, unless (i) such indemnifying person has failed to provide counsel reasonably satisfactory to such indemnified person in a timely manner, (ii) counsel which has been provided by such indemnifying person reasonably determines that its representation of such indemnified person would present it with a conflict of interest or (iii) such indemnified person reasonably determines that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying person. In the event of a determination pursuant to clause (i), (ii) or (iii) above, such indemnified person shall be entitled to retain separate counsel of their choice and the fees and expenses of such separate counsel shall be borne by such indemnifying person. Such indemnifying person shall not in any event be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) in any one action or group of related actions, except as provided in the immediately preceding

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sentence.  Whether or not such indemnifying person shall have assumed the defense of any suit, action, proceeding or investigation, Nabisco and RJN agree to cooperate in the defense thereof and shall furnish such records, information, testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

          (e) If the indemnification provided for in this Section 4 is unavailable to or insufficient to hold harmless an indemnified person to the extent heretofore provided in this Section (4) in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by Nabisco on the one hand and RJRN on the other from the Transactions or (ii) if the allocation provided by clause (e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of Nabisco on the one hand and RJRN on the other in connection with any statements or omissions or any other matters which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by Nabisco on the one hand and RJRN on the other shall be determined by reference to the benefits received by each of them from the Transactions. The relative fault of Nabisco on the one hand and RJRN on the other (i) in the case of any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to Nabisco Information or RJRN Information, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by Nabisco or its subsidiaries or by RJRN or its subsidiaries other than Nabisco Holdings and its subsidiaries, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission. Nabisco and RJRN agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from


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


any person who was not guilty of such fraudulent misrepresentation.

          (f) The reimbursement, indemnity and contribution obligations of Nabisco and RJRN under this Section 4 shall extend upon the same terms and conditions to the partners, directors, employees and controlling persons
(if any) of Nabisco and RJRN and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Nabisco, RJRN and any of such other persons referred to above.

          Section 5. Amendments and Waivers. The parties hereto acknowledge
                     ----------------------
that the Registration Statement as originally filed has been and may be amended by one or more pre-effective or post-effective amendments thereto.
The parties hereto agree to amend the Schedule to reflect the scope of the information for which each is providing indemnification hereunder in a manner consistent with the intention of the parties set forth in the recitals hereto. This Agreement may be otherwise amended and any party may take any action herein prohibited, or omit to take any action herein required to be performed by it, only if such party shall have obtained the written consent to such amendment, action or omission to act of each of the other parties hereto.

          Nabisco and RJRN shall be deemed to have consented to any
information included in or omitted from a particular caption designated as its information on the Schedule unless, prior to the filing of the
Registration Statement (or a particular amendment or supplement thereto), such party objects to the inclusion or omission of such information in writing (or orally if promptly confirmed in writing). Information to the inclusion or omission of which a party has timely objected in writing (the "Excluded
                                                               --------
Information") shall not be Nabisco Information or RJRN Information, as the case
-----------
may be, for purposes of Section 4 hereof. Notwithstanding the foregoing provisions of this Section 5, Excluded Information shall not include information incorporated by reference or derived (without material modification) from documents otherwise filed by the objecting party with the Commission.

          Section 6. Rights Under Other Agreements. Except as expressly set
                     -----------------------------
forth herein with respect to rights to indemnification relating to the Transactions, each party agrees that nothing herein will limit or otherwise modify or affect any of its rights, duties or obligations under the Corporate Agreement, the Fee Agreement or the Dealer Manager Agreement.

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          Section 7. Notices.   All notices and other Communications
                     -------
provided for hereunder shall be in writing and shall be by first class mail, telecopier or hand delivery:

               If to Nabisco or Holdings:

                         7 Campus Drive
                         Parsippany, New Jersey 07054
                         Attention: James A. Kirkman III

               If to RJRN:

                         1301 Avenue of the Americas
                         New York, New York 10019
                         Attention: Jo-Ann Ford

               With copies of such notices to:

                         Davis Polk & Wardwell
                         450 Lexington Avenue
                         New York, New York 10018
                         Attention: David W. Ferguson

All such notices and communications shall be deemed to have been given or made (1) when delivered by hand, (2) five business days after being deposited in the mail, postage prepaid, or (3) when telecopied, receipt acknowledged.

          Section 8.  Governing Law.  This Agreement shall be governed by
                      -------------
and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

          Section 9.  Descriptive Headings.  The descriptive headings used
                      --------------------
herein are inserted for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

          Section 10.  Counterparts.  This Agreement may be executed in two
                       --- ---------
or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          Section 11.  Severability.  If any one or more of the provisions,
                       ------------
paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality or enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being

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



intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.





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



    IN WITNESS WHEREOF, each or the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                   NABISCO, INC.



                                   By /s/ James A. Kirkman III
                                      ------------------------
                                      Name: James A. Kirkman III
                                      Title: Executive Vice President,
                                             General Counsel and Secretary





                                   NABISCO HOLDINGS CORP.



                                   By /s/ John F. Manfredi
                                      --------------------
                                      Name: John F. Manfredi
                                      Title: Executive Vice President,
                                             Corporate Affairs


                                   RJR NABISCO, INC.



                                   By /s/
                                      -----------------------------
                                      Name:
                                      Title:




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



                             ANNEX I

                                        Aggregate Principal
         Title of Series                       Amount
         ---------------                -------------------

8.30% Notes due April 15, 1999                $600,000,000

8 5/8% Sinking Fund Debentures
 due March 15, 2017                           $440,650,000

8% Notes due January 15, 2000                 $750,000,000

6.80% Notes due September 1, 2001             $100,000,000

6.11% Notes due August 19, 1996               $  5,000,000

6.88% Notes due January 28, 1997              $  5,000,000

6.77% Notes due August 11, 1997               $  1,000,000

6.75% Notes due August 11, 1997               $  1,000,000

7.20% Notes due January 22, 1998              $  5,000,000

7.64% Notes due August 1, 2001                $  1,500,000

7.375% Notes due August 1, 2001               $  2,500,000

7.63% Notes due August 13, 2001               $  1,000,000

7.86% Notes due September 4, 2001             $  5,000,000



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                                SCHEDULE A


                            NABISCO INFORMATION

(a)       The Registration Statement cover page.


(b) The information in the Prospectus and Consent Solicitation under the captions:

          "Available Information" (insofar as it relates to Nabisco); "Summary-Nabisco Inc.; - Nabisco, Inc. Summary Historical Consolidated Financial Data; -
          Recent Developments; -Nabisco, Inc. Unaudited
          Consolidated Condensed Statements of Income; - Summary
          Pro Forma Consolidated Financial Data, Nabisco, Inc.; - Nabisco, Inc. Capitalization"; "Significant
          Considerations - Certain Effects of the Exchange Offers on Tendering Holders of Old Notes - Financial
          Considerations Relating to Nabisco (insofar as it relates to Nabisco); - Certain Effects of the Exchange Offers on Both Tendering and Non-Tendering Holders of
          Old Notes - Liquidity of Trading (insofar as it relates to Nabisco's New Notes); - Nabisco's Relationship with Affiliates; - Exposure to Tobacco-Related Litigation"; "Description of the New Notes"; "Description of Credit Agreements" (insofar as it relates to Nabisco's Credit Agreement); "Selected Historical Consolidated Financial
          Data of Nabisco, Inc."; "Management's Discussion and Analysis of Financial Condition and Results of
          Operations of Nabisco, Inc."; "Nabisco, Inc. Pro Forma Consolidated Condensed Financial Statements";
          "Description of Nabisco, Inc."; "Nabisco's Relationship with Affiliates"; "Management of Nabisco, Inc."; "Legal Matters" (insofar as it relates to Nabisco); "Experts"
          (insofar as it relates to Nabisco) and "Nabisco
          Holdings Corp., Nabisco, Inc. Index to Consolidated Financial Statements - Financial Statements" (pages F-1 through F-23).

(c)       Part II of the Registration Statement (other than
          Exhibits 1, 4.9(a) through 4.9(d) and 12 and 23.1
          (insofar as they relate to RJRN).

                              RJRN INFORMATION

The information in the Registration Statement and Consent Solicitation Statement other than Nabisco Information.


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